Exhibit 99

SPS Commerce Reports Fourth Quarter and Full Year 2017 Financial Results

Company delivers 15% growth in recurring revenue over 2016

MINNEAPOLIS, Feb. 06, 2018 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq:SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and full year ended December 31, 2017.

Revenue was $58.2 million in the fourth quarter of 2017, compared to $51.1 million in the fourth quarter of 2016, reflecting 14% growth in revenue from the fourth quarter of 2016. Recurring revenue grew 15% from the fourth quarter of 2016.

Net loss in the fourth quarter of 2017 was $9.1 million or $0.53 per diluted share, compared to net income of $1.8 million or $0.10 per diluted share, in the fourth quarter of 2016.  The company’s Q4 2017 earnings were impacted by several elements of the Tax Cuts and Jobs Act, which resulted in a discrete tax expense of approximately $8.6 million.  The primary driver of this expense was a decrease in our deferred tax assets resulting from a lower corporate federal tax rate of 21%.

Non-GAAP net income per diluted share was $0.25, compared to non-GAAP net income per diluted share of $0.20 in the fourth quarter of 2016. Adjusted EBITDA for the fourth quarter of 2017 increased 14% to $8.5 million compared to the fourth quarter of 2016.

“2017 was a year of strong execution for SPS Commerce, in a retail market undergoing a significant transition,” said Archie Black, President and CEO of SPS Commerce. “We bolstered our leadership position by growing our customer base and increasing wallet share.  SPS powers the largest retail network that enables fully orchestrated retailing across all channels and is architected for today’s complex omnichannel environment.  We are excited about the multibillion dollar global market opportunity in front of us.”

Revenue for the full year ended December 31, 2017 was $220.6 million compared to $193.3 million for the full year ended December 31, 2016, reflecting 14% growth in revenue.  Recurring revenue grew 15% from the year ended December 31, 2016.

Net loss for the year ended December 31, 2017 was $2.4 million or $0.14 per diluted share, compared to net income of $5.7 million or $0.33 per diluted share, for the comparable period in 2016. Non-GAAP net income per diluted share for the year ended December 31, 2017 was $0.96, compared to non-GAAP net income per diluted share of $0.72 for the comparable period in 2016. Adjusted EBITDA for the full year ended December 31, 2017 increased 23% to $32.6 million, compared to the full year ended December 31, 2016.

“In 2017, we achieved year-over-year recurring revenue growth of 15%, customer growth of 4% and wallet share growth of 10%,” said Kim Nelson, CFO of SPS Commerce. “We delivered strong revenue and adjusted EBITDA growth in 2017 as we continued to invest for the future.  We believe SPS is well positioned to expand its market leadership.”

Guidance

First quarter 2018 revenue is expected to be in the range of $57.4 million to $58.1 million.  Full year 2018 revenue is expected to be in the range of $241 million to $244 million, representing approximately 10% to 11% growth over 2017.

First quarter 2018 net income per diluted share is expected to be in the range of $0.14 to $0.16 with fully diluted weighted average shares outstanding of approximately 17.4 million shares. Full year 2018 net income per diluted share is expected to be in the range of $0.67 to $0.71 with fully diluted weighted average shares outstanding of approximately 17.5 million shares.

First quarter 2018 non-GAAP net income per diluted share is expected to be in the range of $0.30 to $0.32.  Full year 2018 non-GAAP net income per diluted share is expected to be in the range of $1.32 to $1.36.

First quarter 2018 Adjusted EBITDA is expected to be in the range of $9.5 to $10.0 million. Full year 2018 Adjusted EBITDA is expected to be in the range of $42.0 million to $43.5 million, representing approximately 23% to 27% growth over 2017.

First quarter 2018 non-cash, share-based compensation expense is expected to be approximately $2.9 million.  Depreciation expense is expected to be approximately $2.1 million and amortization expense is expected to be approximately $1.1 million.

Full year 2018 non-cash, share-based compensation expense is expected to be approximately $11.9 million. Depreciation expense is expected to be approximately $9.9 million and amortization expense is expected to be approximately $4.4 million.

For 2018, we expect an annual effective tax rate of approximately 30%, with cash taxes for the year to be minimal.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID # 4459198 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 68 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, interest expense, interest income, income tax expense, stock-based compensation expense, the discrete impact from tax law change and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, the discrete impact from tax law change and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Pursuant to Compliance and Disclosure Interpretations published by the U.S. Securities and Exchange Commission in May 2016 (the “May C&DI”) related to the use of non-GAAP financial measures, SPS Commerce now includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2018, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2016, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$123,127	$115,877
Short-term investments	40,192	23,076
Accounts receivable, net	24,897	20,746
Deferred costs	25,091	19,224
Other current assets	6,149	7,010
Total current assets	219,456	185,933
PROPERTY AND EQUIPMENT, net	16,856	15,314
GOODWILL	51,613	49,777
INTANGIBLE ASSETS, net	16,529	19,788
INVESTMENTS	5,206	7,494
OTHER ASSETS
Deferred costs	6,770	6,086
Deferred income tax asset	17,551	12,446
Other assets	1,539	1,527
Total assets	$335,520	$298,365
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,463	$2,302
Accrued compensation	15,886	13,740
Accrued expenses	4,712	3,508
Deferred revenue	16,407	11,055
Deferred rent	1,679	1,556
Total current liabilities	43,147	32,161
OTHER LIABILITIES
Deferred revenue	10,602	10,847
Deferred rent	3,064	4,179
Deferred income tax liability	1,887	1,911
Total liabilities	58,700	49,098
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 17,249,153 and 17,081,145 shares issued; and 17,127,006 and 17,081,145 outstanding, respectively	17	17
Treasury stock, at cost; 122,147 and 0 shares, respectively	(5,815)	—
Additional paid-in capital	301,863	286,315
Accumulated deficit	(19,902)	(33,739)
Accumulated other comprehensive income (loss)	657	(3,326)
Total stockholders’ equity	276,820	249,267
Total liabilities and stockholders’ equity	$335,520	$298,365

Subject to reclassification

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues	$58,200	$51,061	$220,566	$193,295
Cost of revenues	19,459	17,322	73,625	64,346
Gross profit	38,741	33,739	146,941	128,949
Operating expenses
Sales and marketing	19,236	16,794	73,295	65,886
Research and development	6,160	5,796	23,183	21,981
General and administrative	12,752	7,311	37,461	28,827
Amortization of intangible assets	1,114	1,185	4,574	4,738
Total operating expenses	39,262	31,086	138,513	121,432
(Loss) income from operations	(521)	2,653	8,428	7,517
Other income (expense)
Interest income, net	328	193	1,032	601
Other income (expense), net	36	(134)	(320)	732
Total other income, net	364	59	712	1,333
(Loss) income before income taxes	(157)	2,712	9,140	8,850
Income tax expense	8,944	907	11,580	3,140
Net (loss) income	$(9,101)	$1,805	$(2,440)	$5,710

Net (loss) income per share
Basic	$(0.53)	$0.11	$(0.14)	$0.34
Diluted	$(0.53)	$0.10	$(0.14)	$0.33

Weighted average common shares used to compute net income (loss) per share
Basic	17,157	17,050	17,183	16,947
Diluted	17,325	17,366	17,356	17,241

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Year Ended
	December 31,
	2017	2016
Cash flows from operating activities
Net (loss) income	$(2,440)	$5,710
Reconciliation of net (loss) income to net cash provided by operating activities
Deferred income taxes	10,854	(1,698)
Share-based earn-out liability	—	(1,103)
Depreciation and amortization of property and equipment	7,208	6,598
Amortization of intangible assets	4,574	4,738
Provision for doubtful accounts	1,705	1,375
Stock-based compensation	12,728	8,023
Other, net	(15)	—
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable	(5,586)	(3,735)
Deferred costs	(6,548)	(4,964)
Other current and non-current assets	393	(1,911)
Accounts payable	832	(382)
Accrued compensation	2,073	2,180
Accrued expenses	1,192	990
Deferred revenue	5,107	2,710
Deferred rent	(1,027)	234
Net cash provided by operating activities	31,050	18,765
Cash flows from investing activities
Purchases of property and equipment	(7,271)	(8,008)
Purchases of investments	(47,878)	(23,135)
Maturities of investments	33,029	15,018
Acquisition of business and intangible assets, net of cash acquired	(500)	(18,032)
Net cash used in investing activities	(22,620)	(34,157)
Cash flows from financing activities
Repurchases of common stock	(5,815)	—
Net proceeds from exercise of options to purchase common stock	1,410	4,303
Excess tax benefit from exercise of options to purchase common stock	—	4,070
Net proceeds from employee stock purchase plan	1,933	1,732
Net cash (used in) provided by financing activities	(2,472)	10,105
Effect of foreign currency exchange rate changes	1,292	(374)
Net increase (decrease) in cash and cash equivalents	7,250	(5,661)
Cash and cash equivalents at beginning of period	115,877	121,538
Cash and cash equivalents at end of period	$123,127	$115,877

Subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income	$(9,101)	$1,805	$(2,440)	$5,710
Depreciation and amortization of property
and equipment	1,947	1,715	7,208	6,598
Amortization of intangible assets	1,114	1,185	4,574	4,738
Interest income, net	(328)	(193)	(1,032)	(601)
Income tax expense	331	907	2,967	3,140
Discrete impact from tax law change	8,613	-	8,613	-
Stock-based compensation expense	5,894	2,019	12,727	8,023
Other	-	-	-	(1,106)
Adjusted EBITDA	$8,470	$7,438	$32,617	$26,502

Net (loss) income	$(9,101)	$1,805	$(2,440)	$5,710
Stock-based compensation expense	5,894	2,019	12,727	8,023
Amortization of intangible assets	1,114	1,185	4,574	4,738
Discrete impact from tax law change	8,613	-	8,613	-
Other	-	-	-	(1,106)
Income tax effects of adjustments	(2,171)	(1,526)	(6,774)	(4,925)
Non-GAAP income	$4,349	$3,483	$16,700	$12,440

Shares used to compute non-GAAP income per share
Basic	17,157	17,050	17,183	16,947
Diluted	17,325	17,366	17,356	17,241
Non-GAAP income per share
Basic	$0.25	$0.20	$0.97	$0.73
Diluted	$0.25	$0.20	$0.96	$0.72

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962